Domestic Factoring Financing Contract

(With Recourse)

(No. (2013) DF30)

(Unofficial Selective Summary Translation)

Party A:	Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.
Legal Representative:	SUN Xiaofeng

Party B:	China International Trust and Investment Corporation (CITIC), Hohhot Branch
Legal Representative:	HA Si

Place of Execution:	Hohhot Branch
Date of Execution:	May 29, 2013

Whereas, Party A has signed Sales Contract with its Debtor and Party A desires to transfer such creditor claims derived from such contracts to Party B in exchange for Party B’s domestic factoring business; therefore, Party A and Party B have entered into the following contract.

Article1	Definitions

1.	Terms used herein have the following definitions:

This “Contract” means this contract and all of its supplements and appendices.

“Sales Contract” means purchase contract to which Party A is the seller with its trading partners acknowledged by Party B.

“Original Creditor” means Party A, i.e., the seller in Sales Contract.

“Debtor” means the buyer in Sales Contract.

“Transfer Date” means the transfer date specified in “Accounts Receivable Transfer Application” in the format of Appendix 1.

“Follow-up Period” means the period starting from the Transfer Date to the date when Party B as the creditor has been fully repaid.

“Expected Due Date” means, with regard to any amount of account receivable, the date when Party A in its reasonable expectation is entitled to have collected such amount.

“Business Day” means bank business day.

“Designated Account” means the account set up by Party A under its name with China International Trust and Investment Corporation (CITIC) (“Account-Holding Bank”), Hohhot Branch (Account number: 7271310182600077331).

Article 2	Target of the Transfer

2.            Pursuant to the provisions herein, Party A transfers to Party B the principal balance of all the accounts receivable not yet due owed by the Debtor under the Sales Contract along with all interest, past-due interest, penalty interest, compound interest accruable starting from the Transfer Date, security, insurance, default penalty and other liquidated damages.

To avoid any discrepancy, Party A and Party B hereby confirm that Party A’s obligations and responsibilities under the Sales Contract will not be transferred to Party B and Party A must still bear such obligations and responsibilities.

Article 3	Transfer Credit

3.            Pursuant to the provisions herein, Party B agrees to provide to Party A a maximum amount not exceeding RMB 70,000,000.00 (hereinafter “Transfer Credit”); and such amount can be used on a revolving basis during the valid use period specified in Section 3.4 herein.

4.            The valid use period for the Transfer Credit is one year, starting from the date when this Contract becomes effective; i.e., the expiration date of this period is May 29, 2014 (hereinafter “Transfer Credit Use Period”). Party A may submit written application to Party B if Party A desires to use such Transfer Credit beyond the expiration date.

Article 4	Transfer Price

5.            Party A and Party B agree that the sole price for the transfer (“Transfer Price”) is equal to the net value after applying the discount to the principal balance of the accounts receivable not yet due as of the Transfer Date under the Sales Contract; such discount is based on the RMB benchmark lending rate (floating upward/downward by __%) published by People’s Bank of China.

Article 5	Transfer Procedures

6.            Party A must submit to Party B, at least 5 business days prior to the expected Transfer Date, an “Accounts Receivable Transfer Application” and the following documents in connection with the claims from its trades in the proposed transfer (hereinafter “Transfer Documents”):

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Copies of the Sales Contract, the auditor report for the last fiscal year before the effective date of this Contract issued by Party A’s auditor, the valid business license, Party A’s business entity code document, Party A’s Articles of Incorporation, Party A’s capital verification report issued by Party A’s auditor, resolution of Party A’s board approving the transfer and other relevant company documents if the buyers of the Sales Contract are enterprise legal persons.

7.            Party B has the right to review such Transfer Documents within 5 business days after receiving them for authenticity, completeness and validity.

8.            If Party B agrees to accept the transfer and if Party A satisfies the following conditions before the Transfer Date, Party B must deliver the Transfer Price to Party A’s account specified in the “Accounts Receivable Transfer Application”:

All the Transfer Documents are still truthful and valid;

Party A has performed its obligation for notification regarding the transfer in accordance with Section 5.9;

Party A has provided copies of the value added tax invoices related to the claims under the Sales Contract;

There has been no occurrence of insolvency or other situations that will affect negatively the performance of the Sales Contract or this Contract on the part of the Debtor or Party A, including ceasing or suspension of operation, revocation of business licenses, bankruptcy or liquidation, litigation or arbitration or administrative sanction, or material deterioration of financial conditions.

9.            If Party B agrees to accept the transfer, Party B has the right to request that Party A notify the Debtor.

10.          In the Follow-up Period after the transfer, Party A must be responsible for the safe-keeping of the original copy of the Sales Contract, and provide such original copy to Party B at Party B’s request.

11.          In the Follow-up Period after the transfer, Party A must provide to Party B any other documents related to the Claims from the Sales Contract to Party B or notify Party B of any breaches of the Sales Contract by the Debtor.

Article 6	Compensatory Interest and Additional Amount

12.         If, during the effective period of this Contract, the People’s Bank of China adjusts the statutory RMB loan benchmark interest rate applicable to this Contract, Party A or Party B, depending on the situation, has the right to demand the other party to pay compensatory interest.

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Party A and Party B agrees that the compensatory interest will be calculated according to the formula below:

m
Si = S Fj x (Ri – Ri – 1) x Tj/360
J=1

Of which, Si represents compensatory interest at the ith time of interest rate adjustment; m represents the amount of accounts receivable not yet due at the time Party B adjusts interest rate; Fj represents the principal balance of accounts receivable of various stages not yet due at the time Party B adjusts interest rate; Ri represents the statutory RMB loan benchmark interest rate (as annual rate) after the People’s Bank of China’s ith time of interest rate adjustment; Ri – 1 represents the statutory RMB loan benchmark interest rate (as annual rate) as of the Transfer Date after the People’s Bank of China’s i-1th time of interest rate adjustment, with R0 being the applicable annual rate in accordance with the standard specified in Section 5 herein; Tj represents the number of days between the date when the People’s Bank of China announces the adjustment of the statutory RMB loan benchmark interest rate and the expected due date of the accounts receivable of various stages not yet due.

If Si >0, Party A will pay compensatory interest to Party B; if Si <0, Party B will pay compensatory interest to Party A.

13.          In the Follow-up Period, if, due to reasons on the part of Party A, the Debtoris unable to repay the accounts receivable under the claims hereunder at the expected pay-off date, Party A must notify Party B in writing at least 5 business days in advance for Party B to make corresponding extension of the expected due date for such accounts receivable. If Party B agrees to make such extension, the due date for such accounts receivable will be the extended due date approved by Party B and Party B has the right to demand that Party Apay the additional amount (“Additional Amount”) based on the following formula:

P1= F2 x R1 x D1/360

Of which P represents the additional amount paid by Party A to Party B; F2 represents the balance of accounts receivable not yet received by Party B at the original expected due date; R1 represents the interest rate applicable to this Contract at the time of the expected due date; D1 represents the number of days between the original expected due date and the extended due date for such accounts receivable.

14.         In the Follow-up Period, if, due to the early repayment by the Debtor of the net amount of accounts receivable ahead of the expected due date, Party A has the right to demand that Party B pay the additional amount based on the following formula:

P2= F3 x R2 x D2/360

Of which P represents the additional amount paid by Party B to Party A; F3 represents the net amount of accounts receivable paid by the Debtorin advance of the expected due date; R2 represents the interest rate applicable to this Contract; D2 represents the number of days between the original expected due date and the date when such accounts receivable are actually paid.

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Article 7	Agent for Receiving Debt Payment

15.          Party A and Party B agree on the following regarding the agent for receiving debt payment:

Party B hereby authorizes Party A to be the agent for receiving debt payment, and Party A will make all reasonable efforts to collect the payment for the accounts receivable transferred to Party B hereunder;

Party A must provide assistance in case of any litigation or arbitration;

Party B has the right to terminate such agent relationship if Party B believes that Party A has failed in performing its responsibilities;

Such authorization of Party A as agent does not constitute waiver or transfer of Party B’s rights to the claims under the Sales Contract, nor authorization of Party A to make any changes to the Sales Contract;

Any amount received from the Debtor must be applied toward the repayment of the loan under this Contract;

During the Follow-up Period, Party A cannot ask the Debtor to Party A’s other bank account to any other party;

During the Follow-up Period, Party Acannot consolidate, transfer or close the Designated Account for receiving the payment toward accounts receivable;

During the Follow-up Period, Party A cannot use any balance in the Designated Account for any other purposes;

Party A agrees that Party B has the right to deduct any amount at any time as repayment of the loan hereunder to Party B;

During the Follow-up Period, if any amount in the Designated Account is seized or frozen by regulatory authorities in China, Party A must pay a corresponding amount to Party B, unless such seizure or freeze is due to any reason on Party B’s part.

Article 8	Party A’s Representations and Warranties

16.          Party A represents, warrants and covenants to Party B as follows:

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Party A has provided all the documents and disclosures related to the Sales Contract claims and such documents and disclosures are true, complete and valid;

Party A warrants the authenticity, completeness and validity of the transfer documents;

Party A has obtained all internal authorization or government approval as of the Transfer Date necessary for such transfer; and such transfer will not violate any laws or regulations or provisions of any contracts to which Party A is bound;

As of the Transfer Date, all the accounts receivable transferred hereunder have been recognized as authentic in accordance with the relevant law, regulation and accounting principles and there are no defects about the claims related to such accounts receivable;

Party A has performed its obligation regarding notifying the Debtor of the transfer;

As of the Transfer Date, there has been no delinquency nor any violation of Sales Contract on the part of the Debtor;

As of the Transfer Date, the Debtor does not have any claims against Party A that are superior to any claims under the Sales Contract;

After submitting to Party B the “Accounts Receivable Transfer Application”, Party A must not make any changes to the Sales Contract without Party B’s prior written approval.

Article 9	Party A’s Rights and Responsibilities

17.          Party A has the following rights and responsibilities hereunder:

Party A has the right to withdraw and use the Transfer Credit within the limit and in the amount specified herein;

Party A must repay the debts due or buy back the un-paid portion of the claims under the Sales Contract in accordance with this Contract;

Party A must truthful provide reports, at Party B’s request or from time to time, to Party B on the financial situation of the Debtor and its performance of the Sales Contract;

During the effective period of this Contract, Party A must notify Party B in writing at 30 days in advance for approval if Party A or the Debtor engages in any major corporate actions including but not limited to equity transfer, restructuring, merger or spin-off, change of scope of operation or registered capital;

Party A must assist Party B in its investigation of the performance of the Sales Contract;

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Party A must not transfer any loan obligations hereunder without Party B’s prior written approval;

Party A must notify Party B within 3 days of the occurrence of any adverse events such as litigation, arbitration, criminal investigation, administrative sanction, ceasing or suspending operation, bankruptcy, revocation of business license or material deterioration of its financial situation;

Party A must notify Party B of any change to the address, contact phone numbers, business name, legal representative within 7 days of such change;

Other rights and responsibilities under the law.

Article 10	Party B’s Rights and Responsibilities

18.          Party B has the following rights and responsibilities hereunder:

Party B has the right to monitor and review the operation situation of Party A and the Debtor and to request that Party A provide all necessary assistance;

Party B must issue the Transfer Credit after Party A has fulfilled its obligations hereunder and satisfied the conditions set forth in Section 8 herein;

Party B has the right to request that Party A provide other relevant documents, depending on the review of the accounts receivable documents, but Party B must keep all such documents confidential, except where disclosures are required by law;

Party B has the right to exercise right of recourse in accordance with the provisions herein;

Other rights and responsibilities under the law.

Article 11	Right of Recourse

19.          Starting from the Transfer Date, Party B has the right of recourse upon the occurrence of any of the following:

Party A fails to perform its promises, obligations and responsibilities hereunder;

Party A violates any of the representations, warranties and covenants made in Section 16 herein, or any of such representations, warranties and covenants turns out to be false, untruthful, incomplete or materially misleading;

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All or some of the claims under the Sales Contract have not been repaid on the expected due date.

20.          Upon the occurrence of any of the above, Party A has the right to take some or all of the actions below:

Reduce or terminate the Transfer Credit;

Adjust the Transfer Credit Use Period;

Demand that Party A immediately buy back the unpaid portion of the claims under the Sales Contract;

Demand that Party A be responsible for all the reasonable fees incurred in the course of exercising its rights hereunder (including but not limited to litigation and arbitration fees, travelling expenses and attorney fees).

Article 12	Fees

21.          Party A and Party B will each be responsible for the fees in connection with the drafting and execution of this Contract.

Article 13	Liabilities for Breach

22.         If either party fails to perform its obligations hereunder, such party must bear liability for breach.

Article 14	Continuity of Obligations

23.         Party A’s obligations hereunder are continuous and are binding to its successor, receiver, assignee and all surviving entity of its merger or restructuring.

Article 15	Applicable Law

24.         This Contract is governed by the laws of the People’s Republic of China.

Article 16	Resolution of Dispute

25.         All disputes arising from this Contract must be resolved through consultation between the two parties; if such consultation fails, such disputes can be submitted to the people’s court at Party B’s location.

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Article 17	Cumulative Nature of Party B’s Rights

26.         Party B’s rights hereunder are cumulative and shall not affect Party B’s other rights available under the law or other contracts. Any non-exercise or delay in the exercise of such rights does not constitute waiver of such rights, nor should it affect its future exercise of such rights.

Article 18	Contract Effectuation, Amendment and Dissolution

27.         This Contract becomes effective upon execution by the respective representatives of the two parties.

28.         Neither party can amend to dissolve this Contract, unless written agreement is reached between the two parties.

Article 19	Miscellaneous

29.         All notices regarding this Contract must be in Chinese and be sent to the address listed on the first page of this Contract.

30.         The invalidity of any provision herein must not affect the validity of other provisions.

31.         The appendices to this Contract are its component parts and have the same legal effect.

32.         This contract has three counterparts.

33.         [None].

34.         Party B has already taken all reasonable measure to provide Party A full explanation of the provisions herein regarding its responsibilities; there is no discrepancy in the understanding of the contents herein between the two parties.

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Party A:	(Seal or Special Business Seal)
/seal/ Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.
Legal Representative: /s/ WU Zishen

Party B:	(Seal or Special Business Seal)
/seal/ China International Trust and Investment Corporation (CITIC),
Hohhot Branch
Legal Representative: /s/ HA Si

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Appendix 1	Accounts Receivable Transfer Application (No. 20130529-1)

Summary:
To:	China International Trust and Investment Corporation (CITIC), Hohhot Branch
From:	Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.
Transfer Date:	May 29, 2013
RE:	Transfer the creditor’s claims to accounts receivable in the amount of RMB ¥70,000,000.00

Details of the Sales Contract underlying such accounts receivable:

Contract No.	20110206
Name of the Buyer	Shenyang Tailai Trading Co., Ltd.
Buyer’s Address	Shenyang
Contact Person and Method
Contract Value	¥87,600,000.00
Payment Condition
Accounts Receivable Amount	¥70,000,000.00
Expected Due Date for Accounts Receivable

Appendix 2	Creditor’s Claims Transfer Notice

[From Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd. to Shenyang Tailai Trading Co., Ltd. regarding the transfer to CITIC of the accounts receivable in the amount of ¥70,000,000.00 that are not yet due].

Appendix 3	Creditor’s Claims Transfer Notice Acknowledgement

[From Shenyang Tailai Trading Co., Ltd. to CITIC regarding the transfer to CITIC of the accounts receivable in the amount of ¥70,000,000.00 that are not yet due.]

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